As filed with the Securities and Exchange Commission on January 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Paratek Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Kneeland Street

Boston, MA 02111

(617) 275-0040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Bigham

Chairman and Chief Executive Officer

Paratek Pharmaceuticals, Inc.

75 Kneeland Street

Boston, MA 02111

(617) 275-0040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mehdi Khodadad

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share(2)	(3)	(3)	$200,000,000	$23,240

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)	Includes rights to acquire Series A junior participating preferred stock under the registrant’s Tax Benefit Preservation Plan.
(3)	There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $200,000,000. The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2015

PROSPECTUS

$200,000,000

Common Stock

From time to time, we may offer up to $200,000,000 of shares of our common stock. We will provide the specific terms of these offerings and the shares of common stock in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated herein by reference, before you buy the shares of common stock being offered.

Our common stock is listed on The NASDAQ Global Market under the ticker symbol “PRTK.” On January 9, 2015, the last reported sale price of our common stock was $30.50 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchanges of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and in similar sections in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, our common stock described in this prospectus for total gross proceeds of up to $200,000,000. This prospectus provides you with a general description of the shares of common stock we may offer.

Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section titled “Incorporation by Reference,” before buying the shares of common stock being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated herein by reference is accurate only as of the date of the document incorporated herein by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Paratek,” “we,” “us,” “our” or similar references mean Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc.

Paratek is a pharmaceutical company focused on the development and commercialization of innovative antibacterial therapeutics based upon tetracycline chemistry. We have used our expertise in microbial biology and tetracycline chemistry to create chemically diverse and biologically distinct small molecules derived from the tetracycline class of molecules. Our two lead antibacterial product candidates, omadacycline and sarecycline, are each ready to advance into the final stage of clinical development, Phase 3. Our lead product candidate, omadacycline, is a novel, broad-spectrum antibiotic being developed for potential use as a first-line monotherapy for serious community-acquired bacterial infections where antibiotic resistance is of concern for treating physicians. Paratek believes omadacycline has the potential to be used in the emergency room, hospital and community settings. Paratek has designed omadacycline to provide potential advantages over existing antibiotics, including activity against resistant bacteria, broad spectrum of coverage, intravenous, or IV, and oral formulations with once-daily dosing and a favorable safety and tolerability profile. We believe that omadacycline has the potential to become the primary antibiotic choice of physicians for use as a first-line monotherapy for acute bacterial skin and skin structure infections, or ABSSSI, community-acquired bacterial pneumonia, or CABP, complicated urinary tract infections and other serious community-acquired bacterial infections. Our second advanced clinical development product candidate, WC3035, also known as sarecycline, is a novel, tetracycline-derived compound designed for use in the treatment of acne and rosacea. We believe that, based upon the data generated to-date, WC3035 possesses favorable anti-inflammatory activity, narrow-spectrum antibacterial activity relative to other tetracycline-derived molecules, oral bioavailability and favorable pharmacokinetic properties that we believe make it particularly well-suited for the treatment of inflammatory acne and rosacea in the community setting. We have licensed rights to WC3035 for the treatment of acne and rosacea in the United States to Actavis, while retaining rights in the rest of the world. We have successfully completed clinical studies necessary to advance omadacycline into Phase 3 development. We have reached agreement with the U.S. Food and Drug Administration, or FDA, for two separate Special Protocol Assessment, or SPA, agreements with regard to Phase 3 registration trial designs for omadacycline in both ABSSSI and CABP. An SPA documents the FDA’s agreement that the design and planned analysis of the Phase 3 clinical trial reviewed under the SPA process, if the trial is successfully completed, will support a new drug application, or NDA, submission. An SPA is intended to provide greater assurance that if the agreed upon clinical trial protocols are followed, the clinical trial endpoints are achieved, and there is a favorable risk-benefit profile, the data may serve as the primary basis for an efficacy claim in support of an NDA. However, SPA agreements are not a guarantee of an approval of a product candidate or any permissible claims about the product candidate, and final determinations of approvability will not be made until the FDA completes its review of the entire NDA.

Under our SPA agreements, we plan to commence a pivotal registration program including two Phase 3 registration trials of omadacycline, one each for the treatment of CABP and ABSSSI in the first half of 2015. Our two prior randomized clinical trials of omadacycline to date have compared omadacycline to linezolid, marketed by Pfizer Inc. as Zyvox, which, based on 2011 worldwide sales of $1.3 billion, is a leading antibiotic used for the treatment of serious bacterial skin infections. Based on these studies, a Phase 2 trial and a Phase 3 non-registration trial, Paratek believes that omadacycline’s clinical response rates and adverse events appear to be comparable to linezolid in serious bacterial skin infections. These clinical trials evaluated both IV and oral forms of omadacycline compared to IV and oral forms of linezolid in 359 patients.

We also have the commercial product, Intermezzo® (zolpidem tartrate) sublingual tablet C-IV, for the treatment of insomnia related to middle-of-the-night awakenings. Previously, we entered into the United States License and Collaboration Agreement, dated July 31, 2009, as amended November 1, 2011, by and between us and Purdue Pharmaceutical Products L.P., or Purdue Pharma, or the Purdue License Agreement, which provides Purdue Pharma with an exclusive license to commercialize Intermezzo® in the United States. We retain full rights to Intermezzo® outside the United States.

Purdue Pharma is obligated to pay us tiered-base royalties on net sales of Intermezzo® in the United States ranging from the mid-teens up to the mid-twenty-percent level, and we are eligible to receive up to an additional $70,000,000 in net-sales-based milestone payments. The Purdue License Agreement also provided us the option to co-promote Intermezzo® to psychiatrists in the United States as late as 55 months after commercial launch, or November 2016. In December 2013, Purdue Pharma notified us that it intended to discontinue use of the Purdue Pharma sales force to actively market Intermezzo® to healthcare professionals during the first quarter of 2014. The co-promote option terminated due to merger of Transcept and Paratek discussed below.

On October 14, 2014, we announced that our board of directors had approved a special dividend of, among other things, the right to receive, on a pro rata basis, one hundred percent of any royalty income received by us prior to the second anniversary of the closing date of the Merger (discussed in more detail below in the section titled “—Corporate Information”) pursuant to the Purdue License Agreement. Payments were made to our stockholders of record at the close of business on October 24, 2014.

Corporate Information

We were incorporated in Delaware in February 2001 as D-Novo Therapeutics, Inc., which later changed its corporate name to “Novacea, Inc.,” or Novacea. Novacea previously traded on The NASDAQ Global Market under the ticker symbol “NOVC.” On January 30, 2009, Novacea completed a business combination or merger with privately held Transcept Pharmaceuticals, Inc., or Old Transcept, pursuant to which Old Transcept became a wholly owned subsidiary of Novacea, and the corporate name of Novacea was changed to “Transcept Pharmaceuticals, Inc.,” or Transcept. In connection with the closing of such transaction, our common stock began trading on The NASDAQ Global Market under the ticker symbol “TSPT” on February 3, 2009.

On October 30, 2014, Transcept completed a business combination or merger with privately held Paratek Pharmaceuticals, Inc., or Old Paratek, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., or Merger Sub, Tigris Acquisition Sub, LLC, or Merger LLC, and Old Paratek, or the Merger Agreement, pursuant to which Merger Sub merged with and into Old Paratek, with Old Paratek surviving as a wholly-owned subsidiary of Transcept, or the Merger, followed by the merger of Old Paratek with and into Merger LLC, with Merger LLC surviving as a wholly owned subsidiary of Transcept. Immediately following the Merger, Transcept changed its name to “Paratek Pharmaceuticals, Inc.,” and Merger LLC changed its name to “Paratek Pharma, LLC.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “PRTK” on October 31, 2014.

The Securities We May Offer

We may offer shares of our common stock with a total value of up to $200,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the shares of common stock we may offer. Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the shares of common stock, including the aggregate offering price.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the shares of common stock directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of shares of common stock. If we do offer shares of common stock to or through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” contained in our prospectus filed with the SEC on October 2, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or Securities Act, relating to the Registration Statement on Form S-4, as amended (File No. 333-198464), in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated herein by reference, the applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Risk Factors” incorporated herein by reference from our prospectus filed with the SEC on October 2, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended (File No. 333-198464), and in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference from our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•	the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans;

•	proposed new products, services or developments;

•	future economic conditions or performance;

•	the therapeutic and commercial potential of our product candidates;

•	the timing of regulatory discussions and submissions, and the anticipated timing, scope and outcome of related regulatory actions or guidance;

•	our ability to establish and maintain potential new collaborative, partnering or other strategic arrangements for the development and commercialization of our product candidates;

•	the anticipated progress of our clinical programs, including whether our ongoing clinical trials will achieve clinically relevant results;

•	the timing, scope and anticipated initiation, enrollment and completion of our ongoing and planned clinical trials and any other future clinical trials that we may conduct;

•	our ability to obtain and maintain regulatory approvals of our product candidates and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to market, commercialize and achieve market acceptance for our product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our projected financial performance; and

•	our intended use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail in the section titled “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we authorize for use in connection with a specific offering, in our prospectus filed with the SEC on October 2, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended (File No. 333-198464), in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we authorize for use in connection with a specific offering, together with the information incorporated herein by reference, as described in the section titled “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently anticipate using the net proceeds from the sale of common stock under this prospectus, if any, for clinical development and other research and development activities and for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of common stock under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

SELECTED HISTORICAL FINANCIAL DATA

The Merger is accounted for as a reverse-merger and recapitalization. Paratek is the acquirer for financial reporting purposes and Transcept is the acquired company. Consequently, the assets and liabilities and the operations of the registrant that will be reflected in the historical financial statements prior to the Merger will be those of Paratek and will be recorded at the historical cost basis of Paratek, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Transcept and Paratek, and the historical operations of Paratek and operations of the combined company from the closing date of the Merger.

Selected Historical Financial Data of Paratek

The selected financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 are derived from the Paratek financial statements prepared using accounting principles generally accepted in the United States, which have been audited by an independent registered public accounting firm, and are incorporated by reference in this prospectus. The audit report on the financial statements for the years ended December 31, 2013 and 2012, includes an explanatory paragraph related to Paratek’s ability to continue as a going concern. The selected financial data as of December 31, 2011, 2010 and 2009 and for the years ended December 31, 2011, 2010 and 2009 are derived from the Paratek financial statements which are not included in this prospectus. The statement of operations data for the nine months ended September 30, 2014 and 2013, as well as the balance sheet data as of September 30, 2014, are derived from the Paratek unaudited condensed financial statements incorporated by reference in this prospectus. The financial data should be read in conjunction with Paratek’s financial statements, related notes, other financial information, “Paratek Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Paratek condensed financial statements and related notes incorporated by reference in this prospectus. Paratek’s historical results are not necessarily indicative of results to be expected in any future period.

	Year Ended December 31,					Nine Months Ended September 30,
	2013	2012	2011	2010	2009	2014	2013
	(in thousands, except per share data)
Statements of Operations Data:
Revenue	$478	$3,063	$53,293	$25,771	$24,506	$342	$425
Operating expenses:
Research and development	4,631	10,734	13,911	18,768	27,639	2,364	3,966
General and administrative	3,387	10,492	6,112	6,322	8,209	3,865	2,787

Total operating expenses	8,018	21,226	20,023	25,090	35,848	6,230	6,753

Income (loss) from operations	(7,540)	(18,163)	33,270	681	(11,342)	(5,888)	(6,328)
Interest and other income (expense), net	2,887	(25,030)	687	843	(9,723)	(827)	3,248

Net income (loss)	(4,653)	(43,193)	33,957	1,524	(21,065)	(6,715)	(3,080)
Unaccreted convertible preferred stock dividends	(6,766)	(6,766)	(10,449)	(10,449)	(10,445)	(1,684)	(5,060)

Net income (loss) attributable to common stockholders	$(11,419)	$(49,959)	$23,508	$(8,925)	$(31,510)	$(8,399)	$(8,140)

Net income (loss) per share, basic	$(12.49)	$(88.50)	$70.18	$(27.22)	$(101.45)	$(6.20)	$(9.13)

Weighted average common shares outstanding, basic	914	564	335	328	311	1,355	892

Net income (loss) per share, diluted	$(12.49)	$(88.50)	$6.86	$(27.22)	$(101.45)	$(6.20)	$(9.13)

Weighted average common shares outstanding, diluted	914	564	4,952	328	311	1,355	892

	As of December 31,					As of September 30,
	2013	2012	2011	2010	2009	2014
	(in thousands)
Selected Balance Sheet Data:
Cash, cash equivalents, marketable securities and restricted cash	$1,212	$1,016	$2,458	$19,529	$30,845	$1,533
Total assets	1,285	2,082	3,804	22,415	34,955	2,093
Current liabilities	34,829	11,248	5,745	28,279	26,390	17,288
Long term obligations, less current liabilities	224	23,147	1,267	31,741	48,361	3,641
Convertible preferred stock	80,565	80,565	125,787	125,787	125,787	101,705
Common stock and additional paid-in capital	65,698	62,499	3,190	2,750	2,083	66,205
Accumulated deficit	(180,031)	(175,378)	(132,184)	(166,142)	(167,666)	(186,746)
Total stockholders’ deficit	(114,333)	(112,878)	(128,995)	(163,391)	(165,582)	(120,541)

Selected Consolidated Historical Financial Data of Transcept

The selected consolidated financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 are derived from the Transcept audited consolidated financial statements prepared using accounting principles generally accepted in the United States, which are incorporated by reference in this prospectus. The selected consolidated financial data as of December 31, 2011, 2010, and 2009 and for the years ended December 31, 2010 and 2009 are derived from the Transcept audited consolidated financial statements, which are not included in this prospectus. The consolidated statement of operations data for the nine months ended September 30, 2014 and 2013, as well as the consolidated balance sheet data as of September 30, 2014, are derived from the Transcept unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The financial data should be read in conjunction with “Transcept Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Transcept consolidated financial statements and related notes incorporated by reference in this prospectus. The historical results are not necessarily indicative of results to be expected in any future period.

	Year Ended December 31,					Nine Months Ended September 30,
	2013	2012	2011	2010	2009	2014	2013
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$(5,074)	$9,597	$19,694	$12,500	$5,208	$962	$(5,250)
Operating expenses:
Research and development	6,904	11,191	11,273	10,684	9,005	1,589	5,151
General and administrative	12,431	10,263	12,185	11,038	16,050	9,328	8,490
Notes receivable impairment	—	—	—	—	—	4,300	—
Merger related transaction costs	—	—	—	—	2,224	—	—
Goodwill impairment	2,962	—	—	—	—	—	2,962

Total operating expenses	22,297	21,454	23,458	21,722	27,279	15,217	16,603

Loss from operations	(27,371)	(11,857)	(3,764)	(9,222)	(22,071)	(14,255)	(21,853)
Interest and other income (expense), net	(75)	(159)	(116)	(81)	271	(76)	(58)

Net loss	$(27,446)	$(12,016)	$(3,880)	$(9,303)	$(21,800)	$(14,331)	$(21,911)

Basic and diluted net loss per share attributable to common stockholders(1)	$(17.55)	$(8.46)	$(3.44)	$(8.32)	$(21.50)	$(9.05)	$(14.02)

Cash distribution declared per common share(1)	—	—	—	—	—	$15.96	—

Weighted average common shares outstanding(1)	1,564	1,421	1,128	1,118	1,014	1,583	1,562

(1)	Amounts have been revised to reflect the 1-for-12 reverse stock split of Transcept common stock effected immediately prior to the Merger.

	As of December 31,					As of September 30,
	2013	2012	2011	2010	2009	2014
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents, marketable securities and restricted cash	$70,245	$85,475	$62,562	$68,171	$89,102	$36,299
Total assets	73,670	98,056	69,151	73,807	95,218	36,853
Working capital	71,699	92,303	62,498	59,775	74,293	34,201
Common stock and additional paid-in capital	211,276	207,496	165,817	160,023	157,943	188,097
Accumulated deficit	(139,556)	(112,110)	(100,094)	(96,214)	(86,911)	(153,887)
Total stockholders’ equity	71,742	95,393	65,752	63,811	71,071	34,214

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2014, there were 14,417,936 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control of Paratek or making removal of management more difficult, and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Tax Benefit Preservation Plan

Pursuant to our Tax Benefit Preservation Plan, 1,000,000 shares of our preferred stock have been designated Series A Junior Participating Preferred Stock, or Series A Preferred. In connection with the adoption of the Tax Benefit Preservation Plan, our board of directors declared a dividend of one preferred stock purchase right (individually, an NOL Right and collectively, the NOL Rights) for each share of common stock outstanding on the close of business on September 27, 2013. In connection with the Merger, we effected a 1-for-12 reverse stock split. Therefore, as long as the NOL Rights are attached to our common stock, we will issue twelve NOL Rights (subject to future adjustments) with each new share of common stock so that all such shares will have attached NOL Rights. When exercisable, each NOL Right will entitle the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred, at a price of $14.24 per one one-hundredth of a share of Series A Preferred, subject to adjustment, or the Purchase Price. Each share of Series A Preferred purchasable upon exercise of the NOL Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Paratek, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Preferred will have 100 votes and will vote together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Preferred will be entitled to receive 100 times the amount received per share of common stock. The Series A Preferred will not be redeemable.

These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Series A Preferred purchasable upon exercise of each NOL Right should approximate the value of one share of common stock.

The purchase price payable, and the number of shares of Series A Preferred or other securities or property issuable, upon exercise of the NOL Rights are subject to adjustment from time to time to prevent dilution:

(i)	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred;

(ii)	upon the grant to holders of the Series A Preferred of certain rights or warrants to subscribe for or purchase Series A Preferred or convertible securities at less than the then current market price of the Series A Preferred; or

(iii)	upon the distribution to holders of the Series A Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of Transcept for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Series A Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until an NOL Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Paratek beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Charter Documents

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of our board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all outstanding stock or without cause by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all outstanding stock.

Our amended and restated certificate of incorporation requires that certain amendments of our certificate of incorporation and amendments by the stockholders of our amended and restated bylaws require the approval of at least 66 2⁄3% of the voting power of all outstanding stock.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting of stockholders, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board, the chief executive officer or, in the absence of a chief executive officer, the president may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board, the chief executive officer or, in the absence of a chief executive officer, the president believed the matter should be considered or until the next annual meeting of stockholders, provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting of stockholders.

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our board of directors, the chairperson of the board, the chief executive officer or at least 10% of the holders of shares entitled to vote at a stockholders’ meeting to call a stockholders’ meeting and satisfy the notice periods determined by our board of directors.

These and other provisions contained in our amended and restated certificate of incorporation and our amended and restated bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, including in “at-the-market” offerings or otherwise. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market-making transactions in the securities on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements of Paratek Pharmaceuticals, Inc. at December 31, 2012 and 2013, and for the years then ended, included in this registration statement have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph related to Paratek Pharmaceuticals, Inc.’s ability to continue as a going concern, thereon incorporated herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Transcept Pharmaceuticals, Inc. appearing in Transcept Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Paratek. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.paratekpharm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated herein by reference, because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated herein by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36066):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	our prospectus (other than the section titled “The Merger—Opinion of the Transcept Financial Advisor” and the opinion letter of Leerink Partners LLC attached thereto as Annex B) filed with the SEC on October 2, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended (File No. 333-198464), which contains our unaudited financial statements as of and for the six months ended June 30, 2014 and our audited financial statements as of and for the years ended December 31, 2012 and 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 5, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 6, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on October 28, 2014;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 2, 2014, January 14, 2014, March 5, 2014, May 16, 2014, July 1, 2014, July 1, 2014, July 3, 2014, September 16, 2014, September 22, 2014, October 7, 2014, October 14, 2014, October 20, 2014, October 20, 2014, October 28, 2014, October 31, 2014, November 14, 2014, November 24, 2014 and December 3, 2014;

•	our Current Report on Form 8-K/A, filed with the SEC on January 12, 2015, which contains our unaudited financial statements as of and for the nine months ended September 30, 2014;

•	the description of our common stock contained in Item 1 of Form 8-A filed with the SEC on May 2, 2006 (File No. 000-51967), including any amendment or report filed for the purpose of updating such description; and

•	the description of our preferred stock purchase rights contained in Item 1 of Form 8-A filed with the SEC on September 13, 2013 (File No. 001-36066), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such Current Reports on Form 8-K that are related to such items unless such Current Reports on Form 8-K expressly provide to the contrary) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Paratek Pharmaceuticals, Inc.

Attn: Chief Financial Officer

75 Kneeland Street

Boston, MA 02111

(617) 275-0040

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$23,240
Accounting fees and expenses	30,000
Legal fees and expenses	150,000
Transfer agent and registrar fees and expenses	5,000
Printing	30,000
Miscellaneous fees and expenses	11,760

Total	$250,000

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Delaware law. We may expand the extent of such indemnification by individual contracts with our directors and officers. Further, we may decline to indemnify any director or officer in connection with any proceeding initiated by such person, unless such proceeding was authorized by our board of directors.

We have entered into indemnity agreements with each of our current directors and our executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We have the power to indemnify our employees and other agents, as permitted by Delaware law, but we are not required to do so.

We have a directors’ and officers’ insurance and registrant reimbursement policy. The policy insures our directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.

The underwriting agreement that we may enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1(1)	Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.

3.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.

3.3	Amended and Restated Bylaws of Paratek Pharmaceuticals, Inc.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2	Specimen of Common Stock Certificate

5.1*	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney is contained on the signature page

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
(1)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-36066), filed with the SEC on October 31, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-36066), filed with the SEC on October 31, 2014, and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) that, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on January 12, 2015.

PARATEK PHARMACEUTICALS, INC.

By:	/S/ MICHAEL F. BIGHAM
Michael F. Bigham
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bigham, Evan Loh and Douglas W. Pagan, and each of them severally, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ MICHAEL F. BIGHAM Michael F. Bigham	Chairman and Chief Executive Officer (Principal Executive Officer)	January 12, 2015

/S/ DOUGLAS W. PAGAN Douglas W. Pagan	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2015

/S/ EVAN LOH Evan Loh	Director	January 12, 2015

/S/ THOMAS J. DIETZ Thomas J. Dietz	Director	January 12, 2015

Signatures	Title	Date

/S/ RICHARD LIM Richard Lim	Director	January 12, 2015

/S/ ROBERT RADIE Robert Radie	Director	January 12, 2015

/S/ JEFFREY STEIN Jeffrey Stein	Director	January 12, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1(1)	Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.

3.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.

3.3	Amended and Restated Bylaws of Paratek Pharmaceuticals, Inc.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2	Specimen of Common Stock Certificate

5.1*	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney is contained on the signature page

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
(1)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-36066), filed with the SEC on October 31, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-36066), filed with the SEC on October 31, 2014, and incorporated herein by reference.